Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

iCAD, Inc.

Nashua, New Hampshire

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2014, relating to the consolidated financial statements of iCAD, Inc. and Subsidiary (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to us under the heading “Experts” in the Reoffer Prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

February 4, 2015